United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                           Stillwater Mining Company
               (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                    Common Stock, par value $0.01 per share
_______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

(5) Total fee paid:
_______________________________________________________________________________

[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
_______________________________________________________________________________

(1) Amount Previously Paid:
_______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
_______________________________________________________________________________

(3) Filing Party:
_______________________________________________________________________________

(4) Date Filed:
_______________________________________________________________________________

                 As filed with the Commission on June 6, 2003


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FOR IMMEDIATE RELEASE:    June 6, 2003

CONTACT:                  John W. Pearson              Simon Coope
                          Stillwater Mining Company    MacKenzie Partners, Inc.
                          406-322-8742                 212-929-5500 or
                                                       800-322-2885


                 ISS RECOMMENDS THAT STILLWATER'S STOCKHOLDERS
                      VOTE FOR NORILSK NICKEL TRANSACTION


Columbus, Montana. Stillwater Mining Company (NYSE:SWC) announced today that Institutional Shareholder Services ("ISS"), the nation's leading independent proxy voting advisory firm, has recommended that Stillwater's stockholders vote in favor of the proposed stock purchase agreement with MMC Norilsk Nickel, including the issuance of 45,463,222 shares of common stock to a wholly-owned subsidiary of Norilsk Nickel.

ISS is an independent expert organization that advises many of the nation's largest institutional investors on shareholder voting matters. In issuing its report on the proposed transaction between Stillwater and Norilsk Nickel, ISS stated, "[C]onsidering the company's current financial situation, and its efforts to improve such situation in the future, we believe this proposal warrants shareholder support."

"We are very pleased with ISS's recommendation that our stockholders vote to approve the Norilsk Nickel transaction," said Francis R. McAllister, Chairman and Chief Executive Officer of Stillwater. "We encourage all of our stockholders to send in their proxies."

The special meeting of Stillwater's stockholders to consider the Norilsk Nickel transaction will be held on Monday, June 16, 2003 at 10:00 a.m. (Mountain Time) at the Hyatt Regency Tech Center, Grand Mesa Room, 7800 East Tufts Avenue, Denver, Colorado 80237.

Institutional Shareholder Services, based in Rockville, Md., is the leading provider of proxy voting and corporate governance services, serving more than 950 clients worldwide. ISS analysts research and recommend votes for 20,000 shareholder meetings each year. Permission to quote ISS's report was neither sought nor obtained.

For more information, please contact Stillwater's proxy solicitors, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, Tel: (212) 929-5500 or 1-800-322-2885, Fax: (212) 929-0308.

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa. The Company is traded on the New York Stock Exchange under the symbol SWC. Further information can be found at its web site:
www.stillwatermining.com.


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